UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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AFFILIATED MANAGERS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2021

This supplement (the “Supplement”) amends the original definitive proxy statement of Affiliated Managers Group, Inc. (“we”, “us”, “our”, “AMG”, or the “Company”), dated April 19, 2021 (the “Proxy Statement”), for our Annual Meeting of Stockholders to be held on June 9, 2021 (the “Annual Meeting”).

Dear AMG Stockholder:

In April 2021, we filed our annual Proxy Statement, which includes proposals for stockholders to vote on at our upcoming Annual Meeting on June 9, 2021. Those proposals include, among others, a vote to elect seven director nominees (the “Nominees”) to serve on our Board of Directors until the 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

We are writing to inform you of a change to the composition of our Nominating and Governance Committee, and to request your support on Proposal 1, to approve the election of all of the Nominees. The change to the composition of our Nominating and Governance Committee was made by our Board of Directors, following a recent report published by a proxy advisory firm regarding the independence of one of the committee members.

More specifically, our Board of Directors had previously considered the independence of Karen L. Alvingham, who has served on our Board since January 2018, following her retirement from Genesis Investment Management, LLP (“Genesis”) in June 2017, where she was the Managing Partner. Genesis is an independent, partner-owned investment management firm and an Affiliate of AMG, and during her tenure at Genesis, Lady Alvingham had no involvement in decision-making at the AMG management or Board level. Further, Lady Alvingham ceased to be a partner in Genesis following her retirement, and has no ongoing economic interest in or affiliation with the firm. Lady Alvingham served as a non-executive director on AMG’s Board until July 2020, when the Board affirmatively determined Lady Alvingham’s independence, following the expiration of the required three-year lookback period on prior employment relationships under the New York Stock Exchange’s (“NYSE”) independence standards, and taking into account the foregoing and other factors more fully described in the Proxy Statement. Given her distance from AMG-level decision-making and incorporating feedback that many large stockholders also utilize a three-year lookback period, while recognizing that some stockholders and proxy advisory firms take a more restrictive view of the lookback period or prior employment relationships, the Board determined to appoint Lady Alvingham to our Nominating and Governance Committee, but limit her committee service to that committee only, at that time.

Recently, Institutional Shareholder Services, Inc. (“ISS”) published a report in which they have recommended that stockholders vote against the election of Lady Alvingham as a member of the Board of Directors, given her service on the Nominating and Governance Committee and the fact that ISS does not consider her to be independent under ISS’ independence standards, despite AMG’s strong view to the contrary for the reasons explained above and in our annual Proxy Statement. Although ISS’ rationale is not explained in its report, ISS’ published policy on independence determinations references a five-year lookback period on prior employment relationships, in contrast to the three-year lookback period under the NYSE standard. In light of ISS’ policy and recommendation, and in order to enable the Board to continue to benefit from Lady Alvingham’s industry knowledge, global perspective, and unique experience set, effective as of May 26, 2021, Lady Alvingham determined to step down from the Nominating and Governance Committee and the Board appointed Félix V. Matos Rodríguez, a Nominee currently serving as an independent director on our Board, to replace Lady Alvingham as a member of the Nominating and Governance Committee. Dr. Matos Rodríguez’s experience and background is described in the Proxy Statement under the heading “Director Biographical Information.” The Nominating and Governance Committee now comprises Dwight D. Churchill, Félix V. Matos Rodríguez, and Tracy P. Palandjian, with Ms. Palandjian serving as the Chair.

We encourage you to consider this additional information as you cast your vote on Proposal 1, regarding the election of the Nominees.

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If any stockholder would like to change a previously-submitted proxy vote on any proposal, the stockholder may revoke their proxy before it is voted at the Annual Meeting by filing a written revocation with the Secretary of the Company at the Company’s principal executive office at 777 South Flagler Drive, West Palm Beach, Florida 33401-6152, by submitting a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted over the Internet or by telephone may also change his or her vote with a timely and valid later Internet or telephone vote. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank, or other intermediary.

This Supplement does not provide all of the information that is important to your decisions with respect to voting on the proposals that are being presented to stockholders for their vote at the Annual Meeting. Additional information is contained in the Proxy Statement, which was previously made available to you or mailed to you, if you requested a hard copy. To the extent that the information in this Supplement differs from, updates, or conflicts with the information contained in the Proxy Statement, the information in this Supplement amends and supersedes the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged. Accordingly, we urge you to read this Supplement carefully and in its entirety together with the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 9, 2021.

This Supplement, the Proxy Statement, the proxy card, and our 2020 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the Proxy Statement and the 2020 Annual Report on Form 10-K will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401-6152, Attention: Investor Relations, and may be found on the Company’s website at www.amg.com.